Exhibit 99.1 Brookdale Reports March 2025 Occupancy Nashville, Tenn., April 8, 2025 – Brookdale Senior Living Inc. (NYSE: BKD) reported today its consolidated occupancy for March 2025. 2024        2025 Occupancy Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Wtd. avg. 77.9% 77.9% 78.1% 78.2% 78.6% 78.9% 79.2% 79.4% 79.5% 79.3% 79.2% 79.3% 79.5% Month end 79.1% 79.2% 79.5% 79.7% 79.9% 80.4% 80.5% 80.8% 80.4% 80.5% 80.6% 80.8% 80.9% March 2025 Observations: • March weighted average occupancy increased 160 basis points year‐over‐year to 79.5% and grew 20 basis points sequentially from February, reflecting another month of counter‐seasonal strength. • March month end occupancy also improved sequentially to 80.9%, marking the highest month end occupancy in five years. • First quarter weighted average occupancy growth accelerated to 140 basis points year‐over‐year to 79.3% in 2025. • Sequentially, first quarter weighted average occupancy performance was significantly better than normal seasonality. • For comparable communities, move‐in volume exceeded historical average for the first quarter by 12% while move‐out volume was 3% better than historical average. About Brookdale Senior Living Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. With 647 communities across 41 states and the ability to serve approximately 58,000 residents as of March 31, 2025, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook or YouTube. Jessica Hazel, VP Investor Relations • 615‐564‐8104 • email: Jessica.Hazel@brookdale.com 75% 77% 79% 81% Mar 2024 Apr May Jun Jul Aug Sep Oct Nov Dec Jan 2025 Feb Mar Weighted average Month end Wtd. Avg. 1Q 2025 79.3% 4Q 2024 79.4% 3Q 2024 78.9% 2Q 2024 78.1% 1Q 2024 77.9% 4Q 2023 78.4% 3Q 2023 77.6% 2Q 2023 76.5% 1Q 2023 76.3% Brookdale’s Consolidated Occupancy